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                                                                   EXHIBIT 10.13
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                                                                  EXECUTION COPY


                        DEBT FINANCING ADVISORY AGREEMENT

         DEBT FINANCING ADVISORY AGREEMENT (this "AGREEMENT"), dated as of February 12, 2004, between PLY GEM INDUSTRIES, INC., a Delaware corporation (the "COMPANY") and CXCIC LLC, a Delaware limited liability company ("CIC").

         WHEREAS, pursuant to a Stock Purchase Agreement, dated as of December 19, 2003 (the "STOCK PURCHASE AGREEMENT"), among Ply Gem Investment Holdings, Inc., f/k/a CI Investment Holdings, Inc., (the "PARENT"), Nortek, Inc. and WDS LLC (together with Nortek, Inc., the "SELLERS"), the Sellers have agreed to sell, upon the terms and subject to the conditions set forth therein, all of the outstanding shares of stock of the Company to the Parent (the "ACQUISITION"); and

         WHEREAS, all capitalized terms used in this Agreement but not otherwise defined herein shall have the meaning ascribed to them in the Stock Purchase Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. SERVICES AND COMPENSATIONSECTION 2.. In consideration of the services provided by CIC in connection with the debt financing for the Acquisition, immediately upon the Closing, the Company shall pay to CIC a debt financing arrangement and advisory fee equal to 2.375% of aggregate amount of such debt financing (or $11,400,000).

         SECTION 2. REIMBURSEMENT. Upon the request of CIC and/or its Affiliates, the Company shall promptly reimburse CIC and/or its Affiliates for all reasonable out-of-pocket expenses (including, without limitation, legal, accounting, consulting and travel fees and expenses) incurred in connection with the performance of this Agreement (other than salary expenses and associated overhead charges).

         SECTION 3. TERMINATION. If the Stock Purchase Agreement is terminated prior to the Closing, this Agreement shall immediately terminate and be of no further force or effect.

         SECTION 4. INDEMNITY AND EXCULPATION.(a) None of CIC, any of its Affiliates or any of their respective partners, members, officers, directors, stockholders, Affiliates, agents or employees (each, an "INDEMNIFIED PARTY") shall have any liability to the Company for any services provided pursuant to this Agreement, except as may result from such Indemnified Party's gross negligence or willful misconduct.

         (b) The Company hereby agrees to indemnify each Indemnified Party from and against all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable fees, expenses and disbursements of

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attorneys, experts, personnel and consultants reasonably incurred by such
Indemnified Party in any action or proceeding between the Company and such Indemnified Party or between such Indemnified Party and any third party, or otherwise) based upon, arising out of, or otherwise in respect of, this Agreement or any Indemnified Party's equity interest (whether direct or indirect) in the Company. To the extent that the foregoing indemnification is not permitted by law, each of the Indemnified Parties and the Company shall be subject and entitled to contribution based upon the relative benefits (not to exceed in any event the amount of fees paid to CIC hereunder) received by each and, if legally required, based upon the relative fault of each of the Indemnified Parties and the Company.

         SECTION 5. ASSIGNMENT. This Agreement may not be assigned by either party hereto without the prior written consent of the other party; PROVIDED, that the Company shall be entitled to assign this Agreement to any Person that is an Affiliate of the Company or that otherwise assumed or is a successor to substantially all of the assets and the liabilities of the Company.

         SECTION 6. MODIFICATION. This Agreement may not be modified or amended in any manner other than by an instrument in writing signed by both parties hereto, or their respective successors or assigns.

         SECTION 7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding among them with respect to such subject matter.

         SECTION 8. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid and return receipt requested. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

         (a)      if to CIC, to:

                  CxCIC LLC
                  c/o Caxton-Iseman Capital, Inc.
                  500 Park Avenue, 8th Floor
                  New York, NY 10022
                  Attention: Frederick Iseman
                  Telephone: (212) 752-1850
                  Facsimile: (212) 832-9450

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                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                  1285 Avenue of the Americas
                  New York, New York 10019
                  Attention:  Carl L.  Reisner, Esq.
                  Telephone:  (212) 373-3017
                  Facsimile:  (212) 373-2085

         (b)      if to the Company, to:

                  Ply Gem Industries, Inc.
                  303 West Major Street
                  Kearney, MO 64060
                  Attention:  Shawn K. Poe
                  Telephone: (800) 800-2244
                  Facsimile:  (816) 903-4330

         Any party may, by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

         SECTION 9. GOVERNING LAW; SUBMISSION TO JURISDICTION. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal law (and not the law of conflicts) of the State of New York.

         SECTION 10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original all of which taken together shall constitute one and the same instrument.

                            [Signature page follows]

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date first written above.


                                    PLY GEM INDUSTRIES, INC.


                                    By: /s/ Lee D. Meyer
                                        ---------------------------------------
                                        Name:  Lee D. Meyer
                                        Title:



                                    CXCIC LLC


                                    By: /s/ Frederick Iseman
                                        ---------------------------------------
                                        Name:  Frederick Iseman
                                        Title: